UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2015, the Board of Directors of PPG Industries, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”), effective December 10, 2015, to implement proxy access bylaw provisions. Article I, Section 1.4 of the Amended and Restated Bylaws permits an eligible shareholder, or an eligible group of 20 or fewer shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors currently serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws. Article I, Section 1.3 of the Bylaws has also been amended to make the disclosure requirements for a shareholder seeking to make a director nomination at an annual meeting of shareholders pursuant to the advance notice provision in the Bylaws consistent with Article I, Section 1.4.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of PPG Industries, Inc., as amended on December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: December 15, 2015	/s/ Michael H. McGarry
Michael H. McGarry
President and Chief Executive Officer